SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                October 11, 2000
                                 Date of Report
                        (Date of earliest event reported)

                             OBIE MEDIA CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Oregon                   000-21623                    93-0966515
------------------------     ---------------------     -------------------------
(State of Incorporation)     (Commission File No.)     (IRS Employer Ident. No.)

                   4211 West 11th Avenue, Eugene, Oregon 97402
                   -------------------------------------------
                    (Address of principal executive offices)

                                 (541) 686-8400
                         -------------------------------
                         (Registrant's telephone number)

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT
         Not Applicable.

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS
         Not Applicable.

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP
         Not Applicable.

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
         Not Applicable.

ITEM 5 - OTHER EVENTS

                  See "EARNINGS RELEASE"

Item 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS
         Not Applicable.

Item 7 - FINANCIAL STATEMENTS AND EXHIBITS

                  See "Consolidated Financial Information"

Item 8 - CHANGES IN FISCAL YEAR
         Not Applicable.

                               [Obie Media Logo]

                 Obie Media Corporation (Corporate Headquarters)

                4211 West 11th Avenue, Eugene, Oregon 97402-5435
                       P (541) 686-8400, F (541) 345-4339

                           Obie Media Limited (Canada)
            3280  Production  Way,  Burnaby,  British  Columbia V5A 4R4
                       P (604)444-4900, F (604) 528-6251


October 11, 2000

EARNINGS RELEASE

CONTACT:   Tobin Robbins, Senior Vice President/Administration
           (541) 686-8400

         OBIE MEDIA REPORTS A 34.6% INCREASE (EXCLUDING ONE TIME GAINS)
                 IN EBITDA ON A 33.1% INCREASE IN GROSS REVENUE

         EUGENE, Ore. -- Obie Media Corp. (Nasdaq: OBIE), a leading provider of out-of-home advertising products and services in North America, reported that gross revenue for the quarter ended August 31, 2000 increased 33.1% to $14,314,509 compared to $10,757,118 for the same period last year. Revenue from transit advertising increased 36.8% to $12,568,186 compared to $9,187,179 in the third quarter of fiscal 1999. The company reported net income for the quarter of $634,174 ($.11 per share) compared to a net income of $544,132 ($.11 per share) for the third quarter of 1999, an increase of 16.5 percent. The results for 1999 included a pre-tax gain of $191,528 ($116,862 after the effect of income taxes) associated with a negotiated settlement for damages resulting from the early termination of the company's previous contract with the Tri County Metropolitan Transit District (Tri-Met) in Portland, Oregon. EBITDA (earnings before interest, taxes, depreciation and amortization, a common measurement in out-of-home media companies) increased 17.9 percent to $1,816,384 for the third quarter of 2000 from $1,540,590 for the same period in 1999. Excluding the effect of the Tri-Met settlement, EBITDA increased $467,322 or 34.6 percent.

         Gross revenue for the nine months of fiscal 2000 increased 28.6% to $36,190,420 compared to $28,144,727 for the same period last year. Revenue from transit advertising increased 31.5% to $31,236,535 compared to $23,761,395 in the first nine months of fiscal 1999. The company reported net income for the nine months ended August 31, 2000 of $945,157 ($.16 per share) compared to $1,414,864 ($.29 per share) for the same period of fiscal 1999. The results for 1999 included a pre-tax gain associated with the Tri-Met settlement of $1,077,469 ($657,256 after the effect of the income taxes). Excluding the effects of the Tri-Met settlement, net income for the nine months ended August 31, 1999 would have been $757,608 ($.15 per share).
                                     (more)

         EBITDA for the first nine months of fiscal 2000 was $3,689,066 compared to $4,252,795 for the same period in fiscal 1999. Excluding the effects of the Tri-Met settlement, EBITDA would have been $3,175,326 in fiscal 1999.

         Early in the year Obie Media began to ramp up its local sales effort in many of its markets, and now employs over 120 sales people throughout the United States and Canada, a fifty-percent increase from just twelve months ago. In addition, Obie Media's three national sales offices have achieved a 25% increase in sales in the first nine months of 2000 over the equivalent period in 1999. These extra sales efforts played a significant part in the renewal of five transit contracts during the first nine months of fiscal 2000, including Vancouver, B.C., Stockton and Sacramento, California, Austin, Texas, and the contract covering Hartford, Stamford and New Haven, Connecticut. Brian B. Obie, Chairman and Chief Executive Officer of Obie Media, expressed his excitement about the course the company is taking. "We set out a year ago to significantly strengthen our local and national sales efforts, and we're happy to have achieved the results we hoped for. These operations are obviously paying dividends, creating positive results for both our customers and investors. I am very optimistic about the future, both in terms of earnings and growth."

About Obie Media

         Obie Media Corporation is a leading full-service out-of-home advertising company based in Eugene, Oregon. The company sells, designs, produces and installs out-of-home advertising displays which include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada.

         Obie Media's common stock is traded on the Nasdaq National Market under the symbol "OBIE." For more information, please contact Tobin Robbins, Senior Vice President/Administration, at 4211 West 11th Avenue, Eugene, Oregon 97402-5435. Telephone: (800) 233-6243 or (541) 686-8400. Fax: (541) 683-3212.
Web: www.obie.com. ------------ This news release may contain certain forward-looking statements that involve a number of risks and uncertainties. The company's actual results could differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include failure to successfully conclude negotiations on pending transactions or to successfully assimilate expanded operations, inability to generate advertising revenues to meet contractual guarantees, and cancellation or interruption of contracts with governmental agencies, as well as those factors described from time to time in the company's SEC reports, including, but not limited to,
Exhibit 99.1 incorporated by reference in the company's Form 10-KSB for fiscal 1999.


                                     (more)

           OBIE MEDIA CORPORATION - Consolidated Financial Information

                                       Three Months Ended August 31,  Nine Months Ended August 31,
                                           2000           1999            2000           1999
                                       -------------  -------------   --------------  ------------
REVENUES:
  Transit advertising                   $12,568,186     $9,187,179      $31,236,535   $23,761,395
  Outdoor advertising                     1,746,323      1,569,939        4,953,885     4,383,332
                                       -------------  -------------   --------------  ------------
  Gross revenue                          14,314,509     10,757,118       36,190,420    28,144,727
  Less - Agency commissions             (1,288,677)    (1,117,276)      (3,290,034)   (2,775,011)
                                       -------------  -------------   --------------  ------------
      Net revenues                       13,025,832      9,639,842       32,900,386    25,369,716

OPERATING EXPENSES:
  Direct advertising expenses             9,402,547      6,970,318       24,143,847    18,266,418
  General and administrative              1,789,404      1,161,717        4,988,876     3,473,445
  Contract settlement                             0      (191,528)                0   (1,077,469)
  Start-up costs                             17,497        158,745           78,597       454,527
  Depreciation and amortization             491,546        363,686        1,346,786     1,086,582
                                       -------------  -------------   --------------  ------------
      Operating income                    1,324,838      1,176,904        2,342,280     3,166,213
OTHER (INCOME) EXPENSE:
  Interest expense                          285,238        284,880          792,841       846,765
                                       -------------  -------------   --------------  ------------
     Income before income taxes           1,039,600        892,024        1,549,439     2,319,448

PROVISION FOR INCOME  TAXES                 405,426        347,892          604,282       904,584
                                       -------------  -------------   --------------  ------------
NET INCOME                                 $634,174       $544,132         $945,157    $1,414,864
                                       =============  =============   ==============  ============

Earnings per share:
    Basic                                     $0.11          $0.11            $0.16         $0.29
    Diluted                                   $0.11          $0.11            $0.16         $0.29

Other Data:
Net income (1)                              634,174        427,300          945,157       757,608
Operating income (1)                      1,324,838        985,376        2,342,280     2,088,744
EBITDA (1 & 2)                            1,816,384      1,349,062        3,689,066     3,175,326
After cash tax flow (1 & 2)               1,410,958      1,001,170        3,084,784     2,270,742
Earnings per share (1)                        $0.11          $0.08            $0.16         $0.15
Weighted average shares outstanding       5,920,549      5,043,506        5,930,421     4,924,550

(1)  Amounts for the three and nine moneriods ended Au 31, 1999, exclude the effect of gains totaling $191,528 ($116,832 after taxes) and $1,077,469 ($657,256 after taxes), respectively, associated with a negotiated settlement for damages resulting from the early termination of the company's previous contract with the Tri-County Metropolitan Transit District (Tri-Met) in Portland, Oregon.

(2) "EBITDA" (earnings before interest, taxes, depreciation and amortization) and "After-tax cash flow" are commonly used measures by out-of-home media companies. They should not be considered in isolation or as a substitute for cash flow from operating activities or cash flow statement data prepared in accordance with generally accepted accounting principles.

                             OBIE MEDIA CORPORATION
                                    FORM 8-K
                                   Signatures

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            OBIE MEDIA CORPORATION


                                            Date: October 11, 2000

                                            /s/Tobin Robbins
                                            ------------------------------------
                                            Tobin Robbins,
                                            Senior Vice President/Administration